As filed with the Securities and Exchange Commission on April 4, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MANAGEMENT NETWORK GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1129619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302, Overland Park, Kansas 66210

______________________________________

(Address of principal executive offices) (Zip code)

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Donald E. Klumb

Chief Executive Officer, President

and Chief Financial Officer

The Management Network Group, Inc.

7300 College Blvd., Suite 302, Overland Park, Kansas 66210

(Name and address of agent for service)

(913) 345-9315

(Telephone number, including area code, of agent for service)

Copy To: Thurston Cromwell, Esq.

General Counsel

The Management Network Group, Inc.

7300 College Blvd., Suite 302, Overland Park, Kansas 66210

(913) 345-9315

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.005 par value, and the associated Preferred Stock Purchase Rights. (3)	200,000 shares	$3.70	$740,000	$95.36

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on March 31, 2014 because the price at which the shares may be purchased under the Employee Stock Purchase Plan in the future is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(3) Each share of Common Stock to be registered includes one associated preferred share purchase right issued pursuant to an Amended and Restated Rights Agreement, dated as of July 19, 2010, as amended, by and between the Company and Computershare Trust Company N.A. No separate consideration is payable for the preferred share purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 200,000 additional shares of Common Stock authorized for issuance under the Registrant's 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

Pursuant to General Instruction E to Form S-8, The Management Network Group, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, the following registration statements filed by the Registrant with the Securities and Exchange Commission (the "SEC" or the "Commission") registering shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan: (1) the registration statement on Form S-8 (File No. 333-37304) filed with the SEC on May 18, 2000, (2) the registration statement on Form S-8 (File No. 333-114979) filed with the SEC on April 29, 2004, (3) the registration statement on Form S-8 (File No. 333-123948) filed with the SEC on April 8, 2005, (4) the registration statement on Form S-8 (File No. 333-137869) filed with the SEC on October 6, 2006, (5) the registration statement on Form S-8 (File No. 333-158500) filed with the SEC on April 8, 2009, and (6) the registration statement on Form S-8 (File No. 333-187619) filed with the SEC on March 29, 2013. Capitalized terms used but not defined in this Registration Statement shall have the meaning given to them in the Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1)           The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2013 filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 28, 2014;

(2)           The Registrant's Current Reports on Form 8-K filed with the SEC on January 22, 2014, February 26, 2014, March 6, 2014, March 14, 2014 and March 19, 2014;

(3)           The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 13, 1999; and

(4)           The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A/A filed with the SEC on July 19, 2010 and in the Registration Statement on Form 8-A/A filed with the SEC on February 26, 2014.

Additionally, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the . . . [person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provisions shall apply to or have any effect on the right to limitation of liability thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal. The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, the Registrant shall indemnify each of its directors and officers. The Registrant’s Amended and Restated Bylaws provide for indemnification by the Registrant of each of its directors and officers consistent with the provisions of the DGCL. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future, which provide for indemnification rights to the extent allowed under the DGCL, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9. Undertakings.

A.           The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 1st day of April, 2014.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb
Chief Executive Officer, President
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and executive officers of The Management Network Group, Inc. (the "Company") constitutes and appoints Donald E. Klumb and Thurston K. Cromwell, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of common stock of the Company to be issued under the Company's Employee Stock Purchase Plan, any and all amendments and supplements to the Registration Statement (including, without limitation, any post-effective amendments thereto), or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald E. Klumb	Chief Executive Officer, President, and Chief Financial Officer (principal	April 1, 2014
Donald E. Klumb	executive officer, principal financial officer and principal accounting officer), and Director

/s/ Peter H. Woodward	Chairman of the Board of Directors and Director	April 1, 2014
Peter H. Woodward

/s/ Robert J. Currey	Director	April 1, 2014
Robert J. Currey

/s/ A. Reza Jafari	Director	April 1, 2014
A. Reza Jafari

/s/ Micky K. Woo	Director	April 1, 2014
Micky K. Woo

INDEX TO EXHIBITS

EXHIBIT

NUMBER	DESCRIPTION

4.1	1999 Employee Stock Purchase Plan, as amended and restated effective June 14, 2013, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on June 19, 2013, and the Form of Agreements thereunder, filed in Exhibit 10.4 to the Registration Statement on Form S-1 originally filed September 20, 1999 (Registration No. 333-87383), as amended (the "1999 S-1 Registration Statement"), are incorporated herein by reference as Exhibit 4.1.

4.2	Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on June 19, 2013, is incorporated herein by reference as Exhibit 4.2.

4.3	Amended and Restated By-laws, filed as Exhibit 3.3 to the Company’s Form 8-K filed with the SEC on June 12, 2012, are incorporated herein by reference as Exhibit 4.3.

4.4	Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2013 filed with the SEC, is incorporated herein by reference as Exhibit 4.4.

4.5	Amended and Restated Rights Agreement, dated as of July 19, 2010, by and between the Company and Computershare Trust Company N.A., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2010, is incorporated herein by reference as Exhibit 4.5.

4.6	Form of Rights Certificate, filed as Exhibit B to the Amended and Restated Rights Agreement filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 19, 2010, is incorporated herein by reference as Exhibit 4.6.

4.7	Amendment No. 1, dated February 25, 2014, to the Amended and Restated Rights Agreement, dated as of July 19, 2010, by and between the Company and Computershare Trust Company, N.A., filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on February 26, 2014, is incorporated herein by reference as Exhibit 4.7.

4.8	Registration Rights Agreement, dated February 12, 1998, among the Company and certain holders of the Company's common stock, filed as Exhibit 10.1 to the 1999 S-1 Registration Statement, is incorporated herein by reference as Exhibit 4.8.

4.9	Secured Loan Note Deed dated March 18, 2014, issued by Cartesian Limited to Elutions Capital Ventures S.à r.l in the principal amount of US$3,268,664, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.9.

4.10	Common Stock Purchase Warrant (Commercial Incentive) dated March 18, 2014, between the Company and Elutions, Inc., filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.10.

4.11	Common Stock Purchase Warrant (Tracking) dated March 18, 2014, between the Company and Elutions, Inc., filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.11.

4.12	Registration Rights Agreement dated March 18, 2014 between the Company and Elutions, Inc., filed as Exhibit 4.4 to the Company's Current Report on Form 8-K, filed with the SEC on March 19, 2014, is incorporated herein by reference as Exhibit 4.12.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).